Exhibit 10.7

Execution Version

THIS SECURED SELLER NOTE IS SUBJECT TO CERTAIN SET-OFF RIGHTS AS SET FORTH BELOW AND IN THE MERGER AGREEMENT REFERRED TO BELOW.

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF BORROWER CONSENT OR REGISTRATION OF THIS SECURITY UNDER THE ACT OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

SECURED SELLER NOTE

$111,828,150.09	March 5, 2024

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, Atlas Sand Company, LLC, a Delaware limited liability company (the “Borrower”), hereby unconditionally promises to pay to the Agent, on behalf of the Persons listed on Schedule 1 hereto and their registered assigns (collectively, the “Noteholders,” and together with the Borrower, the Guarantor (as defined below), and the Agent (as defined below) the “Parties”), the aggregate principal amount of ONE HUNDRED ELEVEN MILLION EIGHT HUNDRED TWENTY-EIGHT THOUSAND ONE HUNDRED FIFTY DOLLARS AND 9/100 CENTS ($111,828,150.09) (as (w) reduced pursuant to the terms of Section 3 (including as a result of any payment, prepayment or setoff), (x) increased pursuant to one or more elections by the Borrower to pay PIK Interest in accordance with Section 5.1, (y) increased by any Refund Amount in accordance with Section 3.3(c), or (z) increased or decreased by Specified Principal Adjustments in accordance with Section 3.3(d), the “Principal”), together with all accrued interest thereon as provided in this Secured Seller Note (this “Note”). This Note constitutes the Deferred Cash Consideration Note referenced in the Merger Agreement (as defined below).

1.
Definitions; Interpretation.
1.1.
Capitalized terms used herein shall have the meanings set forth in this Section 1.1. Other capitalized terms used herein, but not otherwise defined herein, shall have the meaning given to such terms in the Merger Agreement.

“Agent” means U.S. Bank Trust Company, National Association, in its capacity as administrative agent and collateral agent for the Noteholders under the Note Documents.

“Applicable Portion” means, with respect to any Indemnification Principal Reduction, an amount of Principal equal to the applicable Final Loss Amount.

“Applicable Rate” means (i) with respect to the payment of Cash Interest, 5.0% per annum, and (ii) with respect to the payment of PIK Interest, 7.0% per annum.

“Benefit Plan Investor” means (a) any “employee benefit plan” (as defined in Section 3(3) of Title I of ERISA) that is subject to the fiduciary responsibility provisions of Title I of ERISA, (b) any “plan” as defined in Section 4975(e) of the Code that is subject to Section 4975 of the Code, (c) any entity whose underlying assets are treated as “plan assets” (for purposes of ERISA or Section 4975 of the Code) by reason of any such employee benefit plan’s or plan’s investment in the entity or (d) a governmental, church, non-U.S. or other plan that is subject to Similar Law.

“Borrower” has the meaning set forth in the introductory paragraph.

“Cash Interest” has the meaning attributed to such term in Section 5.1.

“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Collateral.

“Claimed Amount” has the meaning attributed to such term in Section 3.3(b).

“Closing Date” has the meaning attributed to such term in the Merger Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means the “Trust Property” as defined in the Mortgage.

“Company” means Hi-Crush Inc., a Delaware corporation.

“Controlling Person” means a person (other than a Benefit Plan Investor) that has discretionary authority or control with respect to the assets of the Borrower or that provides investment advice for a fee (direct or indirect) with respect to such assets (or any “affiliate” of such a person as defined in the Plan Asset Regulations (other than any Benefit Plan Investor)).

“Debt” means all (a) indebtedness for borrowed money; (b) obligations for the deferred purchase price of property or services, except current trade payables arising in the ordinary course of business; (c) obligations evidenced by notes, bonds, debentures, or other similar instruments; (d) obligations as lessee under capital leases or finance leases; (e) obligations in respect of any interest rate swaps, currency exchange agreements, commodity swaps, caps, collar agreements, or similar arrangements entered into by the Borrower providing for protection against fluctuations in interest rates, currency exchange rates, or commodity prices, or the exchange of nominal interest obligations, either generally or under specific contingencies; (f) obligations under acceptance facilities and letters of credit; (g) guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss, in each case, in respect of indebtedness set out in clauses (a) through (f) of a Person; and (h) indebtedness set out in clauses (a) through (g) of any Person secured by any Lien on any asset of the other Person.

“Default” means the occurrence of any event or the existence of any circumstances that would, with the giving of notice, lapse of time, or both, unless cured or waived during such time, become an Event of Default.

“Default Rate” means the Applicable Rate for Cash Interest plus 2% per annum.

“Disposition” means the sale, transfer, license, lease or other disposition of any Collateral.

“Dispute Period” means the period commencing on the date a Purchaser Indemnitee that is any of Parent, Borrower, an Acquired Company or any of their respective Affiliates has made an Indemnification Claim and ending on the earlier of (a) the date a Final Determination is made with respect to such Indemnification Claim or (b) the date on which the applicable Indemnifying Parties otherwise satisfy such Indemnification Claim in accordance with Article XI of the Merger Agreement.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

“ERISA Permitted Investor” means an (A) an insurance company (i) purchasing an interest in this Note with funds from a general account less than 15% of whose assets constitute, and less than 15% of whose assets will constitute for so long as such beneficial owner holds an interest in such securities, “plan assets” for purposes of the Plan Asset Regulations, (ii) whose acquisition, holding and disposition of its interest in this Note will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code and (iii) that is not a Controlling Person or (B) a governmental, church, non-U.S. or other plan, whose acquisition, holding and disposition of an interest in this Note does not and will not constitute or give rise to a non-exempt violation of any Similar Law and will not cause the Borrower to be subject to Similar Law.

“Event of Default” has the meaning set forth in Section 11.

“Excepted Liens” means (a) immaterial title deficiencies and easements, restrictions, servitudes, permits, conditions, covenants, exceptions, reservations, zoning and land use requirements in any Collateral for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines and other means of ingress and egress for the removal of gas, oil, coal, other minerals or sand or timber, and other like and/or usual and customary purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and leases or subleases of real property and any interest or title of a lessee or sublessee under any such lease or sublease, in each case, which in the aggregate do not materially impair the use of such Collateral for the purposes of which such Collateral is held by the Borrower or any of the other Note Parties or materially impair the value of such Collateral subject thereto and (b) judgment and attachment Liens not giving rise to an Event of Default.

“Existing ABL Credit Agreement” means that certain Loan, Security and Guaranty Agreement, dated as of February 22, 2023, by and among Atlas Sand Company, LLC, a Delaware limited liability company (“Atlas Sand Company”), the guarantors from time to time party thereto, the lenders from time to time party thereto and Bank of America, N.A., as administrative agent, as amended, restated, supplemented or otherwise modified from time to time in a manner permitted pursuant to the Intercreditor Agreement.

“Existing Credit Agreements” means, collectively, the Existing ABL Credit Agreement and the Existing Term Loan Credit Agreement.

“Existing Term Loan Credit Agreement” means that certain Credit Agreement dated as of July 31, 2023, among Atlas Sand Company, the guarantors from time to time party thereto, the lenders from time to time party thereto, and Stonebriar Commercial Finance LLC, as administrative agent, as amended, restated, supplemented or otherwise modified from time to time in a manner permitted pursuant to the Intercreditor Agreement.

“Guarantor” means Hi-Crush Permian Sand LLC, a Delaware limited liability company.

“Indemnification Claim” a claim for indemnification pursuant to Section 11.2(a) or 11.2(b) of the Merger Agreement.

“Indemnification Principal Reduction” has the meaning attributed to such term in Section 3.3(a).

“Intercreditor Agreement” means the Intercreditor Agreement dated as of the date hereof, among the Agent, the agent under each Existing Credit Agreement and agreed and acknowledged by the Note Parties, as amended or otherwise modified from time to time in accordance with the terms thereof.

“Interest Payment Date” has the meaning attributed to such term in Section 5.1.

“Legal Expenses Limitation” with respect to any obligation in any Note Document of a Note Party to pay or reimburse any legal fees or expenses of the Agent and the Noteholders, that such obligation shall be limited to the documented out-of-pocket fees and expenses of (a) one primary counsel and one local counsel for each relevant jurisdiction as may be necessary in the reasonable judgment of Agent, and one specialty counsel acting in each reasonably necessary specialty area as determined in the reasonable judgment of Agent and (b) one primary counsel and one local counsel for all Noteholders (taken as a whole) for each relevant jurisdiction as may be necessary in the reasonable judgment of the Noteholders, and one specialty counsel for all Noteholders acting in each reasonably necessary specialty area as determined in the reasonable judgment of the Noteholders.

“Lien” means any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever.

“Material Adverse Effect” means a material adverse change in, or material adverse effect on (a) the business, operations, property or financial condition of Borrower and the Guarantor taken as a whole, (b) the ability of (i) the Borrower to perform its payment obligations under any Note Document or (ii) the Note Parties, taken as a whole, to perform any of their material obligations under any Note Document, (c) the validity or enforceability of any Note Document or (d) the rights and remedies of or benefits available to the Agent and the Noteholders, taken as a whole, under this Note or the other Note Documents.

“Maturity Date” means the earlier of (a) January 31, 2026 and (b) the date on which all amounts under this Note shall become due and payable pursuant to Section 12.

“Merger Agreement” means that certain Agreement and Plan of Merger dated as of February 26, 2024, by and among the Borrower, Atlas Energy Solutions Inc., a Delaware corporation, Wyatt Merger Sub 1 Inc., a Delaware corporation, Wyatt Merger Sub 2, LLC, a Delaware limited liability company, the Company, HC Minerals Inc., a Delaware corporation, and the other parties named therein.

“Mortgage” means that certain Deed of Trust, Security Agreement, Financing Statement, Fixture Filing and Assignment of Rents and Leases dated as of even date hereof granted by Guarantor, as grantor, for the benefit of the Agent, as beneficiary (as amended, restated, or otherwise modified from time to time).

“Net Cash Proceeds” means 100% of the cash proceeds actually received by the Note Parties from any Casualty Event or Disposition of Collateral, net of (a) reasonable and customary transaction expenses (including broker’s fees or commissions, legal fees, accounting fees, investment banking fees and other professional fees, transfer and similar taxes and the Borrower’s good faith estimate of taxes paid or payable in connection with such Disposition or Casualty Event), (b) amounts set aside as a reserve, in accordance with, and as required by, GAAP, including pursuant to any escrow arrangement, against any liabilities under any indemnification obligations associated with such Disposition and (c) in the case of insurance settlements, the amount of any deductibles or co-payments paid or payable by the Note Parties.

“Note” has the meaning set forth in the introductory paragraph.

“Note Documents” means (a) this Note (including all certificates and requests delivered in connection this Note and all exhibits and schedules to this Note), (b) the Mortgage, (c) the Intercreditor Agreement, (d) the Parent Guaranty, and (e) all renewals, extensions, amendments, modifications, supplements, restatements, and replacements of, or substitutions for, any of the foregoing.

“Non-Permitted Holder” means any Person that (a) is not eligible or qualified to be a Noteholder at the time it acquires an interest in this Note or (b) made representations or was deemed to have made representations for purposes of ERISA, Section 4975 of the Code or Similar Laws in any agreement, representation letter or assignment or transfer certificate, or by virtue of deemed representations, that are or become untrue.

“Note Parties” means Borrower and Guarantor. For the avoidance of doubt, Parent Guarantor shall not be a Note Party.

“Noteholders” has the meaning set forth in the introductory paragraph.

“Obligations” means all unpaid Principal and accrued and unpaid interest thereon, accrued and unpaid expenses (to the extent reimbursable under any Note Document) and indemnities (including interest and fees accruing during the pendency of any insolvency proceeding, regardless of whether allowed or allowable in such proceeding), and all other obligations and liabilities of any kind, in each case of any of the Note Parties, individually or collectively, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, arising by contract, operation of law or otherwise, now existing or hereafter arising or incurred, in each case, under this Note or any other Note Document.

“Parent Guarantor” means Atlas Energy Solutions Inc., a Delaware corporation.

“Parent Guaranty” means that certain Parent Guaranty Agreement, dated as of the date hereof, executed by Parent Guarantor in favor of the Agent for the benefit of the Noteholders, pursuant to which the Parent Guarantor unconditionally guarantees on an unsecured basis, the payment of the Obligations, as such agreement may be amended or modified from time to time.

“Parties” has the meaning set forth in the introductory paragraph.

“Plan Asset Regulations” means the regulations promulgated at 29 C.F.R. §2510.3-101, as modified by Section 3(42) of ERISA.

“Permitted Liens” means:

(a)
Liens and security interests in favor of the Agent securing the Obligations (collectively, the “Agent’s Lien”);
(b)
Liens that do not have priority over the Agent’s Lien securing Debt outstanding under the Existing ABL Credit Agreement or the Existing Term Loan Credit Agreement and that are subject to the Intercreditor Agreement;

(c)
Liens for taxes, assessments, other governmental charges or levies, and Liens in connection with workers’ compensation, unemployment insurance, or other social security, old age pension or public liability obligations or similar legislation, in each case which are either not yet overdue by more than 90 days or which are being contested in good faith and for which adequate reserves have been maintained in accordance with GAAP (i.e., “which are Not Risks”);
(d)
landlords’ liens, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or similar Liens, in each case, arising in the ordinary course of business and which are Not Risks;
(e)
contractual Liens which arise in the ordinary course of business under real property leases, operating agreements, joint venture agreements, mineral leases, contracts for the sale, transportation or exchange of sand or minerals, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, supply agreements, seismic or other geophysical permits or agreements, and other agreements which are or have become usual and customary in the sand extracting, producing, processing, developing and/or marketing business and are for claims which are Not Risks;
(f)
Liens encumbering any of the Collateral immediately prior to the consummation of the Acquisition that were not terminated in connection with the consummation of the Acquisition or required to be terminated pursuant to the terms of the Merger Agreement;
(g)
Excepted Liens; and
(h)
other Liens not otherwise described under clauses (a) through (g) above so long as the outstanding amount of Debt and other obligations secured by Liens under this clause (h) shall not exceed $500,000 in the aggregate at any time.

“PIK Interest” has the meaning attributed to such term in Section 5.1.

“Principal” has the meaning set forth in the introductory paragraph.

“Qualified Affiliate” means any Affiliate of a Noteholder that, as of the date of any assignment to such Affiliate, all representations set forth in clauses (a) through (c) in Section 10 with respect to such Affiliate are true and correct.

“Recouped Interest Amount” means, with respect to any Indemnification Claim that results in an Indemnification Principal Reduction, an amount equal to (a) the aggregate amount of interest paid by the Borrower (whether as Cash Interest or PIK Interest) with respect to the Applicable Portion from the Closing Date to the date of the applicable Indemnification Principal Reduction minus (b) the amount of interest withheld and not paid by the Borrower with respect to such Indemnification Claim in accordance with Section 3.3(b).

“Refund Amount” means the amount of any Tax refund or credit received by Parent or its Affiliates to which RemainCo or the Stockholders are entitled while this Note remains outstanding, as determined in accordance with Section 12.1(b)(iv) of the Merger Agreement.

“Register” has the meaning attributed to such term in Section 13.6.

“Required Noteholders” means two or more unaffiliated Noteholders holding in the aggregate at least 50% of the then outstanding Principal. The Agent shall have no obligation to determine whether any Noteholders are unaffiliated and is entitled to rely solely upon any certificate from any Noteholder as to whether such Noteholders constitute Required Noteholders.

“Similar Law” means any federal, state or local law or regulations that are substantially similar to Section 406 of ERISA or Section 4975 of the Code.

“Solvent” means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage and (d) the present fair salable value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed as the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Principal Adjustment” has the meaning attributed to such term in Section 3.3(d).

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Texas or, when the laws of any other State govern the method or manner of the perfection or enforcement of any security interest in any of the Collateral, the Uniform Commercial Code as in effect from time to time in such State.

1.2.
Interpretation. For purposes of this Note (a) the words “include,” “includes,” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto,” and “hereunder” refer to this Note as a whole. The definitions given for any defined terms in this Note shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine, and neuter forms. Unless the context otherwise requires, references herein to: (x) Schedules, Exhibits, and Sections mean the Schedules, Exhibits, and Sections of this Note; (y) an agreement, instrument, or other document means such agreement, instrument, or other document as amended, restated, supplemented, and modified from time to time to the extent permitted by the provisions thereof; and (z) a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Note shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.
2.
Purchase/Seller Financing. Subject to the terms and conditions set forth in the Merger Agreement, (a) the Borrower has agreed to acquire the Company on the Closing Date and (b) as part of the consideration for such acquisition, the Borrower has agreed to issue and deliver this Note to the Agent, for the benefit of the Noteholders, in the principal amount for each Noteholder set forth on Schedule 1, for the benefit of the Stockholders, on the Closing Date in partial fulfillment of Borrower’s obligations to the Stockholders under the Merger Agreement.
3.
Payment Dates; Optional Prepayments.
3.1.
Repayment. The aggregate unpaid Principal amount of this Note and all other Obligations shall be payable in full on the Maturity Date; provided that if any Indemnification Claim is outstanding on and as of the Maturity Date and the applicable Indemnified Party is any of the Borrower, the Subsequent

Survivor or any of their respective Affiliates, (a) the Borrower shall be entitled to withhold an aggregate amount of Principal and accrued but unpaid interest on the Maturity Date equal to the applicable Claimed Amount until a Final Determination with respect to such Claimed Amount has been obtained, (b) the effect of such Indemnification Claim and any Final Determination with respect thereto under this Note shall be determined in accordance with Section 3.3 and (c) the remaining outstanding Principal balance on this Note together with all accrued and unpaid interest, if any, after giving effect to any Indemnification Principal Reduction with respect to such Claimed Amount shall be paid by the Borrower to the applicable Noteholders in cash within one Business Day of the date of the applicable Final Determination. Borrower and the Required Noteholders shall jointly notify and certify to the Agent in writing of any Indemnification Principal Reduction and when received by the Agent, the Agent is entitled to fully rely on the certifications set forth in such notice (and the Agent shall be fully protected in taking any actions in reliance on such notice), however, the Agent shall have no obligation or liability of any kind with respect to any Indemnification Principal Reduction or applicable Final Determination.
3.2.
Prepayments.
(a)
The Borrower may prepay this Note in whole or in part at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. The Borrower shall notify Agent at least three Business Days prior to the date of prepayment in whole or part.
(b)
In the event that any Note Party receives Net Cash Proceeds from any Disposition of Collateral or any Casualty Event with respect to Collateral, the Borrower shall prepay outstanding Principal in an amount equal to 100% of the amount of such Net Cash Proceeds within three (3) Business Days of Borrower’s receipt of such Net Cash Proceeds; provided that (i) no prepayment shall be required under this Section 3.2(b) in connection with any Disposition (or series of related Dispositions) or Casualty Event resulting in a Note Party’s receipt of less than $100,000 in Net Cash Proceeds, individually, or $500,000 in Net Cash Proceeds, in the aggregate for all such Dispositions or Casualty Events during the term of this Note, or and (ii) in the case of a Casualty Event, so long as no Event of Default under Section 11.1 or 11.6 shall have occurred and be continuing, the Borrower shall be permitted to apply the Net Cash Proceeds received by the Borrower or any other Note Party in connection with such Casualty Event to repair or replace the property affected by such Casualty Event within 180 days following such receipt or to reimburse the Borrower or the applicable Note Party for amounts expended to repair or replace such property prior to receipt of such Net Cash Proceeds; provided, however, if such Net Cash Proceeds are not so reinvested (or contractually committed to be reinvested) within such 180-day period, such Net Cash Proceeds shall be applied by the Borrower to prepay outstanding Principal under this Note; provided, further that until so reinvested, such Net Cash Proceeds shall at all times be held by such Note Party in a deposit account segregated from other funds of such Note Party subject to the control of the Agent for the benefit of the Noteholders. The Borrower agrees that such repaired or replacement property shall constitute Collateral and the Note Parties agree to take such actions as are necessary and as Agent may reasonably request to perfect Agent’s Lien in such Collateral.
(c)
All payments under this Section shall be accompanied by accrued interest on the Principal amount prepaid.
3.3.
Setoff; Refund Amount Increase; Principal Adjustments.
(a)
Notwithstanding any other provisions set forth herein or in any other Note Document, the Noteholder hereby acknowledges and agrees that any amounts owing from time to time hereunder by the Borrower to the Noteholder shall be subject to the set-off rights of the

Borrower to the extent provided in Section 11.4 of the Merger Agreement. Without duplication of Section 11.4 of the Merger Agreement, but for purposes of clarity, on the date of any Final Determination, if the applicable Indemnified Party is any of the Borrower, the Subsequent Survivor or any of their respective Affiliates and this Note remains outstanding, the outstanding Principal amount of this Note shall be reduced on such date by an amount equal to the sum of (i) the applicable Final Loss Amount plus (ii) the Recouped Interest Amount with respect thereto without any further action by the Borrower or the Noteholder (such reduction, an “Indemnification Principal Reduction”). An Indemnification Principal Reduction shall satisfy the applicable Indemnifying Party’s obligation to indemnify the applicable Indemnified Party for the applicable Indemnification Claim.
(b)
In addition to the Indemnification Principal Reduction provisions contained in Section 3.3(a), the Borrower shall be entitled to withhold amounts payable by it to Noteholder under this Note during a Dispute Period, including interest payable in accordance with Section 5, in an amount not to exceed the aggregate amount, without duplication, of monetary damages (including legal fees and court costs) sought in connection with the applicable Indemnification Claim (the “Claimed Amount”) and interest shall not accrue on an amount of Principal equal to the Claimed Amount during the Dispute Period (subject to recoupment as described herein). At the end of the applicable Dispute Period, (i) the applicable Indemnification Principal Reduction, if any, shall become effective and (ii) the Borrower shall pay to Noteholder all amounts previously withheld in excess of the applicable Final Loss Amount, if any, together with the amount of interest thereon that would have accrued at the Applicable Rate from the first day of the applicable Dispute Period through and including the date of payment; provided it is understood and agreed the Borrower may elect to make any such interest payments as PIK Interest. The Borrower shall notify and certify to the Agent and the Stockholder Representative in writing of a Claimed Amount and the effective date of the related Dispute Period (the “Borrower Notice”). Unless the Agent shall have received written notice from the Stockholder Representative specifying its objection thereto (the “SR Objection Notice”) prior to the date that is five (5) Business Days after the date of the Agent receives the Borrower Notice (the “SR Objection Period”), the Agent is entitled to fully rely on the certifications set forth in the Borrower Notice (and the Agent shall be fully protected in taking any actions in reliance on such Borrower Notice); provided, that to the extent the Agent receives a SR Objection Notice within the time period set forth in this Section 3.3(d), the Agent shall not take the Claimed Amount into account until a new Borrower Notice is provided pursuant to the terms of this Section 3.3(b) and the SR Objection Period has terminated without the receipt of a SR Objection Notice. The Agent shall have no obligation or liability of any kind with respect to the Claimed Amount or the duration of the Dispute Period.
(c)
Notwithstanding any other provisions set forth herein or in any other Note Document, the Noteholders and the Borrower hereby acknowledge and agree that, if this Note remains outstanding when any Tax refund or credit described in Section 12.1(b)(iv) of the Merger Agreement is received by Parent or its Affiliates, the outstanding Principal amount of this Note shall be automatically increased on such date by an amount equal to the applicable Refund Amount. Such increase in the Principal shall satisfy Parent’s and its Affiliates’ obligation to pay such Refund Amount to RemainCo or the Stockholders, as applicable. The Stockholder Representative shall notify and certify to the Agent and the Borrower in writing of a Tax refund or credit described in Section 12.1(b)(iv) of the Merger Agreement and the effective date of the adjustment to the Principal amount of this Note (the “Stockholder Notice”). Unless the Agent shall have received written notice from the Borrower specifying its objection thereto (the “Borrower Objection Notice”) prior to the date that is five (5) Business Days after the date of the Agent receives the Stockholder Notice (the “Borrower Objection Period”), the Agent is entitled to fully rely on the certifications set forth in the Stockholder Notice (and the Agent shall be fully protected in taking any actions in reliance on such Stockholder Notice); provided, that to the extent the Agent receives a Borrower Objection Notice within the time period set forth in this Section 3.3(c), the Agent shall not take the adjustment amount set forth in this clause (c) into account until a new Stockholder Notice is provided pursuant to the terms of this Section 3.3(c) and the Borrower Objection Period has terminated without the receipt of a Borrower Objection Notice. The Agent shall have no obligation or liability of any kind with respect to the Tax refund or the effective date.
(d)
Notwithstanding any other provisions set forth herein or in any other Note Document, the Noteholders and the Borrower hereby acknowledge and agree that the outstanding Principal balance shall be increased or decreased, as applicable, by (i) the difference between (i) the Estimated Customer Prepayment Amount and the Revised Customer Prepayment Amount or Final Customer Prepayment Amount, as applicable and (ii) the Estimated Volume Shortfall Adjustment Amount and the Revised Volume Shortfall Adjustment Amount or the Final Volume Shortfall Adjustment Amount, as applicable, in each case as finally determined pursuant to the Merger Agreement and any such adjustment pursuant to this Section 3.3(d) (a “Specified Principal Adjustment”) shall become effective automatically on the date any such amount is finally determined in accordance with Section 2.7 of the Merger Agreement. The Borrower shall notify and certify to the Agent and the Stockholders Representative in writing of a Specified Principal Adjustment and the effective date of such Specified Principal Adjustment (the “Borrower SP Notice”). Unless the Agent shall have received written notice from the Stockholders Representative specifying its objection thereto (the “SR SP Objection Notice”) prior to the date that is five (5) Business Days after the date of the Agent receives the Borrower SP Notice (the “SR SP Objection Period”), the Agent is entitled to fully rely on the certifications set forth in the Borrower SP Notice (and the Agent shall be fully protected in taking any actions in reliance on such Borrower SP Notice); provided, that to the extent the Agent receives a SR SP Objection Notice within the time period set forth in this Section 3.3(d), the Agent shall not take the Specified Principal Adjustment into account until a new Borrower SP Notice is provided pursuant to the terms of this Section 3.3(d) and the SR SP Objection Period has terminated without the receipt of a SR SP Objection Notice. The Agent shall have no obligation or liability of any kind with respect to the Specified Principal Adjustment or the calculations in the Merger Agreement.
(e)
The effective date of any adjustment to Principal set forth in any Borrower Notice, Stockholder Notice or Borrower SP Notice shall not occur during the five (5) Business Days immediately prior to any Interest Payment Date.
4.
Security and Guaranty. The amounts outstanding hereunder are secured by a first priority security interest (subject only to Permitted Liens that have priority by operation of law) in the Collateral and the Obligations of the Borrower hereunder are guaranteed by the Guarantor. The Guarantor hereby irrevocably, unconditionally guarantees to the Agent and each Noteholder, the due and punctual payment in full of the Principal and interest on (including, without limitation, interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), and any other amounts due under, the Note Documents when and as the same shall become due and payable (whether at stated maturity or by required prepayment or by acceleration or otherwise) (all such obligations are herein called the “Guaranteed Obligations”). The guaranty in the preceding sentence is an absolute, present and continuing guaranty of payment and not of collectibility and is in no way conditional or contingent upon any attempt to collect from the Borrower or upon any other action, occurrence or circumstance whatsoever. In the event that the Borrower shall fail so to pay any of such Guaranteed Obligations, the Guarantor agrees to pay the same when due to the Agent for the benefit of the Noteholders entitled thereto, without demand, presentment, protest or notice of any kind, in lawful money of the United States of America, pursuant to the requirements for payment specified in the Note Documents. The obligations of the Guarantor shall be primary, absolute, irrevocable and unconditional, irrespective of the validity or enforceability of the Note Documents or any other instrument referred to therein, shall not be subject to any counterclaim, setoff, deduction or defense based upon any claim such Guarantor may have against the Borrower or any Noteholder or Agent or otherwise (other than in accordance with Section 3.3 hereof), and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not the Guarantor shall have any knowledge or notice thereof), including, without limitation: (a) any amendment to, modification of, supplement to or restatement of the Note Documents or any assignment or transfer of any thereof or of any interest therein, or any furnishing, acceptance or release of any security for the Notes or the addition, substitution or release of any Person primarily or secondarily liable in respect of the Guaranteed Obligations; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of the Note Documents or any other instrument referred to therein; (c) any bankruptcy, insolvency, arrangement, reorganization, readjustment, composition, liquidation or similar proceeding with respect to the Borrower or its property; (d) any merger, amalgamation or consolidation of the Guarantor or of the Borrower into or with any other Person or any sale, lease or transfer of any or all of the assets of the Guarantor or of the Borrower to any Person; (e) any failure on the part of the Borrower for any reason to comply with or perform any of the terms of any other agreement with any Guarantor; (f) any failure on the part of any holder to obtain, maintain, register or otherwise perfect any security; or (g) any other event or circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor (whether or not similar to the foregoing), and in any event however material or prejudicial it may be to the Guarantor or to any subrogation, contribution or reimbursement rights the Guarantor may otherwise have. The Guarantor covenants that its obligations hereunder will not be discharged except by indefeasible payment in full in cash (or by setoff in accordance with Section 3.3) of all of the Guaranteed Obligations (other than contingent obligations for which no claim has been made). The Guarantor unconditionally waives to the fullest extent permitted by law, (i) notice of acceptance hereof, of any action taken or omitted in reliance hereon and of any default by the Borrower in the payment of any amounts due under the Note Documents, (ii) all notices which may be required by statute, rule of law or otherwise to preserve any of the rights of any holder against the Guarantor, including, without limitation, presentment to or demand for payment from the Borrower or the Guarantor with respect to any Note Document, notice to the Borrower or to the Guarantor of default or protest for nonpayment or dishonor and the filing of claims with a court in the event of the bankruptcy of the Borrower, (iii) any right to require any holder to enforce, assert or exercise any right, power or remedy including, without limitation, any right, power or remedy conferred in the Note Documents, (iv) any requirement for diligence on the part of any Noteholder and (v) any other act or omission or thing or delay in doing any other act or thing which might in any manner or to any extent vary the risk of the Guarantor or otherwise operate as a discharge of the Guarantor or in any manner lessen the obligations of the Guarantor hereunder.
5.
Interest.
5.1.
Interest Rate. The outstanding Principal amount of this Note shall bear interest at the Applicable Rate from the Closing Date until the Principal is paid in full, whether at maturity, upon acceleration, by prepayment, setoff or reduction (including in accordance with Section 3.3 hereof). Accrued interest will be payable quarterly in arrears on the last Business Day of each fiscal quarter, commencing on March 29, 2024 (each such date being referred to herein as an “Interest Payment Date”). On each Interest Payment Date accrued interest shall be at the borrower’s election (a) paid entirely in cash (“Cash Interest”) or (b) paid-in-kind (“PIK Interest”) by automatically increasing the Principal amount of this Note (in which case the Principal owing to each Noteholder shall be ratably increased) by the amount of such PIK Interest on such Interest Payment Date. The Borrower shall deliver a written notice (an “Interest Election Notice”) to the Agent on or prior to the date that is five (5) Business Days immediately prior to the applicable Interest Payment Date, which Interest Election Notice either (i) confirms that accrued interest to be paid on such Interest Payment Date shall be paid entirely as Cash Interest, or (ii) elects to pay accrued interest on such Interest Payment Date as PIK Interest. If the Borrower does not timely deliver an Interest Election Notice in accordance with this Section 5.1, (A) then the Borrower shall be deemed to have delivered an Interest Election Notice confirming the payment of accrued interest as PIK Interest on such Interest Payment Date and (B) such failure to deliver an Interest Election Notice shall not constitute an Event of Default. Notwithstanding the foregoing, but subject to Section 3.3(b), interest shall not accrue during any Dispute Period on an amount of Principal equal to the Claimed Amount with respect to such Dispute Period, provided that, to the extent any portion of such Claimed Amount pursuant to a Final Determination is not determined to be a claim for indemnification pursuant to which the Stockholders or Remainco are liable, such portion shall be deemed to have accrued PIK Interest during such Dispute Period and shall be automatically added to the Principal. The Agent shall have no obligation to determine whether a Dispute Period is in effect and shall be entitled to rely on written instructions in the Borrower Notice as to whether a Dispute Period is in effect at any time.
5.2.
Default Interest. During the existence of any Event of Default under Sections 11.1 or 11.6 hereof, all Obligations shall automatically bear interest at the Default Rate. During the existence of any other Event of Default, all Obligations shall bear interest at the Default Rate, at the Required Noteholders written direction to the Agent.
5.3.
Computation of Interest. All computations of interest shall be made on the basis of 365 or 366 days, as the case may be, and the actual number of days elapsed. Interest shall accrue on the Closing Date and shall not accrue on the Principal (or the portion thereof, as applicable) for the day on which it is paid. Each determination by Agent of an interest rate, fee or Principal outstanding shall be conclusive and binding for all purposes, absent manifest error.
5.4.
Interest Rate Limitation. If at any time and for any reason whatsoever, the interest rate payable on the Principal outstanding under this Note shall exceed the maximum rate of interest permitted to be charged by the Noteholder to the Borrower under applicable Law, such interest rate shall be reduced automatically to the maximum rate of interest permitted to be charged under applicable Law.
6.
Payment Mechanics.
6.1.
Manner of Payments. All payments of interest, principal, fees and other Obligations shall be made in lawful money of the United States of America, without defense setoff or counterclaim (other than in accordance with Section 3.3 hereof), free of any restriction or condition and in immediately available funds, and delivered no later than 2:00 PM CT on the date on which such payment is due by wire transfer of immediately available funds to the Agent at a bank specified by the Agent in writing to the Borrower from time to time. Any payment after such time shall be deemed made on the next Business Day. All payments of Obligations shall be made to the Agent for the benefit of the Noteholders on a pro rata basis based on the then outstanding Principal owed to each Noteholder.
6.2.
Application of Payments. During the continuation of an Event of Default, all payments made under this Note shall be applied ratably first to the payment of all expenses, indemnities and other amounts payable by Borrower to the Agent in accordance with this Note, second to the applicable Noteholders in accordance with the terms of Section 13.2 (other than, for the avoidance of doubt, in each case, principal and accrued interest), including in connection with the exercise of rights and remedies, together with all reasonable and documented out-of-pocket costs and expenses of collection, attorneys’ fees (subject to the Legal Expenses Limitation), court fees and foreclosure expenses, third to the payment of accrued interest, fourth to the payment of the Principal amount outstanding under this Note, and last to all other Obligations.

6.3.
Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.
6.4.
Rescission of Payments. If at any time any payment made by a Note Party under any Note Document is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of any Note Party or otherwise, the obligation of such Note Party to make such payment shall be reinstated as though such payment had not been made.
7.
Representations and Warranties. Each Note Party hereby represents and warrants to the Noteholders on the date hereof as follows:
7.1.
Existence; Power and Authority; Compliance with Laws. Such Note Party (a) is a limited liability company duly organized, validly existing, and in good standing under the laws of the state of its jurisdiction of organization, (b) has the requisite power and authority, and the legal right, to own, lease, and operate its properties and assets and to conduct its business as it is now being conducted, to execute and deliver this Note and any other Note Document to which it is a party, and to perform its obligations hereunder and thereunder and (c) is in compliance with all Laws except to the extent that the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.
7.2.
Authorization; Execution and Delivery. The execution and delivery of this Note and each other Note Document to which it is a party and the performance of its obligations hereunder and thereunder have been duly authorized by all necessary limited liability company action in accordance with all applicable Laws. Such Note Party has duly executed and delivered this Note and any other Note Document to which it is a party.
7.3.
No Approvals. No consent or authorization of, filing with, notice to, or other act by, or in respect of, any Governmental Authority or any other Person is required in order for such Note Party to execute, deliver, or perform any of its obligations under this Note or any other Note Document to which it is a party other than those being made or obtained in connection with the Closing Date to perfect the Liens securing the Obligations.
7.4.
No Violations. The execution and delivery of this Note and the other Note Documents to which such Note Party is a party and the consummation by such Note Party of the transactions contemplated hereby and thereby do not and will not (a) violate any Law or order applicable to such Note Party or by which any of its properties or assets may be bound; (b) violate any provision of the Governing Documents of such Note Party; or (c) constitute a default under the Existing ABL Credit Agreement or the Existing Term Loan Credit Agreement.
7.5.
Enforceability. Each of this Note and each other Note Document to which the Borrower is a party is a valid, legal, and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
7.6.
No Litigation. No action, suit, litigation, investigation, or proceeding of, or before, any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened in writing by or against the Borrower or any of its property or assets that could reasonably be expected to have a Material Adverse Effect or that involve the enforceability of any Note Document.

7.7.
Solvency. After giving effect to this Note and the transactions contemplated herein, the Note Parties, taken as a whole, are Solvent.
8.
Covenants. Until all amounts outstanding under this Note have been paid in full, the Note Parties shall:
8.1.
Notices. Promptly, but in any event within five (5) Business Days after the Borrower obtains actual knowledge thereof (a) notify the Agent of the occurrence of any Event of Default and (b) provide to the Agent notice of any Casualty Event with respect to Collateral having an aggregate fair market value in excess of $5,000,000.
8.2.
Maintenance of Existence. (a) Preserve, renew, and maintain in full force and effect its corporate or organizational existence and (b) take all reasonable action to maintain all rights, privileges, and franchises necessary or desirable in the normal conduct of its business, except, in each case of this clause (b), where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
8.3.
Compliance with Laws. Comply with all Laws applicable to it and its business and its obligations under its material contracts and agreements, except, in each case, where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
8.4.
Payment of Taxes. Pay and discharge all Taxes prior to the date on which they become delinquent or penalties attach, unless (a) (i) such Taxes are being contested in good faith by appropriate proceedings and (ii) appropriate reserves have been established in accordance with GAAP or (b) the failure to make such payment would not reasonably be expected to (i) result in a Material Adverse Effect or (ii) result in the seizure or levy of any Collateral that, individually or in the aggregate has a fair market value in excess of $2,500,000.
8.5.
Insurance. Maintain or cause to be maintained insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts and covering such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.
8.6.
Operation of Properties.
(a)
Maintain all of its material Collateral necessary and useful in the conduct of its business, taken as a whole, in good operating condition and repair, ordinary wear and tear and casualty excepted, except, in each case, to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect.
(b)
Promptly perform, or make reasonable and customary efforts to cause to be performed, in accordance with customary industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in the Collateral, except, in each case, where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.
(c)
Pay, satisfy and/or obtain the release of all Liens affecting title to the Collateral or any part thereof (other than Permitted Liens) and (ii) pay all costs, charges, interest and penalties on account of the Collateral, including without limitation the claims of all subcontractors and other Persons supplying labor or materials to the Collateral, except in the case of this clause (ii) where the failure to make such payment would not reasonably be expected to (A) result in a Material

Adverse Effect or (B) result in the seizure or levy of any Collateral that, individually or in the aggregate has a fair market value in excess of $2,500,000.
8.7.
Restricted Payments. Not make any dividend or other distribution to any holders of the Equity Interests of the Borrower, unless no Default or Event of Default then exists or would result therefrom.
8.8.
Fundamental Changes. Not (a) change its legal name or change its form or state of formation or organization, in each case, without giving the Agent at least 10 days prior written notice and taking such actions as are necessary or that Agent may reasonably request with respect thereto to continue the creation and perfection of Agent’s Liens in any Collateral; (b) liquidate, wind up its affairs or dissolve itself; or (c) merge, combine or consolidate with any Person, in each case whether in a single transaction or series of related transactions; provided that, notwithstanding the foregoing clauses (b) and (c) Guarantor may merge with or liquidate into the Borrower so long as the Borrower is the surviving Person and Guarantor may merge with any other Person so long as Guarantor is the surviving Person.
8.9.
Amendments to Existing Credit Agreements. Not amend, supplement or otherwise modify any Existing Credit Agreement in a manner prohibited by the Intercreditor Agreement.
8.10.
Affiliate Transactions. Not enter into or be party to any transaction with an Affiliate that is not a Note Party (or amend or modify any such transaction) with respect to any of the Collateral, except transactions with Affiliates in the ordinary course of business, upon fair and reasonable terms and no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate; provided that, for the avoidance of doubt, the foregoing shall not prohibit shared administrative, overhead, technology or licensing arrangements or the granting of use of the Collateral to Affiliates that are wholly-owned subsidiaries of the Borrower entered into in the ordinary course of business or consistent with customary industry practices between or among the Note Parties and their Subsidiaries.
9.
Covenants Regarding Collateral. Borrower will not, and will not permit any other Note Party to, in any way hypothecate or create or permit to exist any Lien in any of the Collateral, except for Permitted Liens. Borrower will not, and will not permit any other Note Party to, Dispose of, dividend or otherwise distribute any of the Collateral (other than in connection with a Casualty Event) unless (a) such Disposition is for 100% cash consideration (i) to an unaffiliated third party and (ii) for fair market value (as determined by the Borrower in good faith) and (b) the Net Cash Proceeds of such Disposition are applied to prepay the Principal outstanding under this Note in accordance with and to the extent required under Section 3.2(b).
10.
Noteholder Representations. Each Noteholder hereby represents and warrants to the Agent and Borrower as of the date hereof as follows:
(a)
This Note is being acquired for such Noteholder’s own account, and not for the account of any other Person other than such Noteholder, and not with a view to, or for sale in connection with, any distribution or resale to others within the meaning of Section 2(11) under the Act.
(b)
Such Noteholder acknowledges that this Note has not been registered under the Act nor qualified under any applicable state securities or blue sky laws and, as such, may not be offered, sold or otherwise transferred unless they are registered under the Act and applicable state securities or blue sky laws or an applicable exemption from such registration is available (and solely to the extent permitted hereunder).

(c)
Such Noteholder has such knowledge and experience in financial and business matters that such Noteholder is capable of evaluating the merits and risks of investment in the Borrower and of making an informed investment decision. Such Noteholder, or such Noteholder’s professional advisor, has the capacity to protect such Noteholder’s concerns in connection with the investment in this Note, and such Noteholder is able to bear the economic risk, including the complete loss, of an investment in this Note.
(d)
Such Noteholder is either (i) an “Accredited Investor” as such term is defined under Rule 501(a) of Regulation D promulgated under the Act or (ii) is capable of making each of the representations and warranties contained in this Section 10. Such Noteholder agrees to furnish such documents and to comply with such reasonable requests of the Borrower as may be necessary to substantiate such Noteholder’s status as a qualifying investor in connection with the issuance of this Note to such Noteholder or the Agent on such Noteholder’s behalf. Such Noteholder represents and warrants that all information contained in such documents and any other written materials concerning the status of such Noteholder will be true, complete and correct in all material respects.
11.
Events of Default. The occurrence of any of the following shall constitute an Event of Default hereunder (each an “Event of Default”):
11.1.
Failure to Pay. Any Note Party fails to pay (i) any Principal when due (whether at the due date thereof or at a date fixed for a mandatory prepayment thereof, by acceleration or otherwise) or (ii) interest or any other amount payable by such Note Party hereunder or under any other Note Document when due and such failure under this clause (ii) continues unremedied for five (5) Business Days after the due date therefor, whether upon demand or otherwise.
11.2.
Breach of Representations and Warranties. Any representation or warranty made by Borrower or any other Note Party to the Noteholders herein or in any other Note Document to which any such Note Party is a party is incorrect in any material respect on the date as of which such representation or warranty was made.
11.3.
Breach of Covenants. Any Note Party fails to observe or perform (a) any covenant, obligation, condition, or agreement set forth in Sections 8.1(a), 8.2(a), 8.5, 8.7, 8.8, 8.9 or 9 hereof or (b) any other covenant, obligation, condition, or agreement contained in this Note or in any other Note Document to which it is a party, other than those specified in Sections 11.1 and 11.2 hereof, and such failure described in this clause (b) continues unremedied for a period of fifteen (15) days after the earlier to occur of (i) the Borrower having knowledge of such failure or (ii) receipt of written notice thereof by the Borrower from the Agent or any Noteholder (through the Agent).
11.4.
Cross-Default.
(a)
Any Note Party fails to pay when due the principal amount of any Debt outstanding under the Existing ABL Credit Agreement or the Existing Term Loan Credit Agreement or any other agreement evidencing outstanding Debt in excess of the greater of (i) $25,000,000 and (ii) the corresponding threshold then in effect under either Existing Credit Agreement, and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or
(b)
Any event or condition occurs that results in the Debt outstanding under either the Existing ABL Credit Agreement or the Existing Term Loan Credit Agreement or any other Debt referenced in the above clause (a) becoming due prior to its scheduled maturity (other than, for the avoidance of doubt, any springing maturity date or borrowing base reserve based on the scheduled maturity of other Debt).
11.5.
Change of Control. (a) Parent Guarantor neither directly nor indirectly owns and controls 100% of the issued and outstanding Equity Interests of the Borrower or (b) the Borrower neither directly nor indirectly owns and controls 100% of the issued and outstanding Equity Interests of the Guarantor.
11.6.
Bankruptcy.
(a)
Any Note Party or Parent Guarantor commences any case, proceeding, or other action (i) under any existing or future Law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts or (ii) seeking appointment of a receiver, trustee, custodian, conservator, or other similar official for it or for all or any substantial part of its assets, or such Note Party makes a general assignment for the benefit of its creditors;
(b)
There is commenced against any Note Party or Parent Guarantor any case, proceeding, or other action of a nature referred to in Section 11.6(a) which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged, or unbonded for a period of sixty (60) days;
(c)
There is commenced against any Note Party or Parent Guarantor any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof;
(d)
Any Note Party or Parent Guarantor takes any action in furtherance of any of the acts set forth in Section 11.6(a), Section 11.6(b) or Section 11.6(c) above; or
(e)
Any Note Party or Parent Guarantor admits in writing its inability to pay its debts as they become due.
11.7.
Judgment. (a) One or more final judgments for the payment of money in an aggregate amount in excess of (i) the greater of (i) $25,000,000 and (ii) the corresponding threshold then in effect under either Existing Credit Agreement (to the extent not covered by independent third party insurance as to which the insurer does not dispute coverage) or (b) any one or more final non-monetary judgments that have resulted in, or would reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect, in either case, shall be rendered against any Note Party or its assets or any combination thereof and the same shall remain undischarged for a period of 60 consecutive days during which execution shall not be effectively stayed (by reason of a pending appeal or otherwise), or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Note Party to enforce any such judgment; provided that no judgment arising out of or related to an Excluded Liability or any other claim or cause of action against an Acquired Company arising prior to the Closing shall constitute an Event of Default.
11.8.
Security. The Mortgage after delivery thereof shall cease to create a valid and perfected first priority Lien (subject to Permitted Liens having priority over the Agent’s Lien by operation of law) on any Collateral having a Fair Market Value in excess of $1,000,000, except to the extent permitted by the terms of a Note Document or solely as a result of the acts or omissions of the Agent (after the Note Party or any Noteholder has made a written request for or instructions to the Agent to so act), or any Note Party shall so state in writing.
11.9.
Validity and Enforcement of Note Documents. Any Note Document at any time after its execution and delivery (a) ceases to be in effect in any material respect or any material covenant, agreement or obligation hereunder is determined to be unenforceable or is declared by a Governmental Authority to be null and void, or (b) its validity or enforceability is contested by a Note Party or a Note Party denies that it has any further liability or obligations under such Note Document.
12.
Remedies. Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Agent may, if directed by the Required Noteholders, by written notice to the Borrower (a) declare the entire Principal amount of this Note, together with all accrued interest thereon, immediately due and payable; and (b) exercise (at the direction of the Required Noteholders), any or all of its rights, powers or remedies under the Note Documents or applicable Law; provided, however, that if an Event of Default described in Section 11.6 shall occur, the entire Principal of and accrued interest under this Note shall become immediately due and payable without any notice, declaration, or other act on the part of the Agent or any Noteholder. Notwithstanding anything to the contrary contained herein or in any other Note Document, the authority to enforce rights and remedies hereunder and under the other Note Documents against the Note Parties and Parent Guarantor or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Agent in accordance with this Section 12 and Section 13.9(c) for the benefit of all of the Noteholders and each Noteholder hereby agrees, that it will not take any enforcement action or exercise any right that it might otherwise have under applicable Law with respect to any Note Party in connection with the Note Documents or the Collateral.

13.
Miscellaneous.
13.1.
Notices.
(a)
All notices, requests, or other communications required or permitted to be delivered hereunder shall be delivered in writing, in each case to the address specified below or to such other address as the Borrower or the Agent may from time to time specify in writing in compliance with this provision:
(i)
If to the Borrower:

Atlas Sand Company, LLC

5918 West Courtyard Drive, Suite 500

Austin, Texas 78730

Attention: John Turner

Email: [***]

(ii)
If to the Agent:

U.S. Bank Trust Company, National Association

214 North Tryon Street, 26th Floor

Charlotte, NC 28202

Attention: Agency Services/James A. Hanley

Email: [***]; [***]

(b)
Notices if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received; (ii) sent by facsimile during the recipient’s normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next Business Day); and (iii) sent by email shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return email, or other written acknowledgment).
(c)
The Note Parties shall deal solely with the Agent in the administration of this Note and the Note Documents and shall have no obligation to provide notices or other information to any Noteholder other than through the Agent to the extent required by the terms of the Note Documents. Agent agrees to promptly forward all notices received by it from a Note Party to the Noteholders.
13.2.
Expenses. (a) Each of the Borrower and the Noteholders shall be responsible for their own costs, expenses, and fees (including all expenses and fees of its external counsel) in any way related to this Note or any other Note Document on or prior to the Closing Date; provided that, notwithstanding anything herein to the contrary, the Borrower will pay to the Agent (a) all filing and recording fees related to the perfection or maintenance of perfection of the Agent’s Lien in the Collateral and (b) all documented out-of-pocket costs, expenses, and fees incurred by the Noteholders in connection with the enforcement of any of the provisions of this Note or any other Note Document or the enforcement of any of the Obligations, or any collection, compromise or settlement of any of the Collateral; and all such fees and expenses shall be Obligations within the terms of this Note. This Section 13.2 shall be subject to the Legal Expenses Limitation. In addition, the Noteholders agree to pay the costs, expenses and fees of the Agent as set forth on Annex 1, and the Borrower and Guarantor jointly and severally agree to pay the costs, expenses and fees of the Agent as set forth on Annex 2.

(b)
Indemnification by Borrower. The Borrower and the Guarantor each agrees to indemnify, hold harmless and defend each Noteholder and their respective Affiliates (each, an “Indemnitee”) for, from and against all liabilities and claims that may be imposed on, incurred by or asserted against an Indemnitee in any matter relating to or arising out of: (i) the Borrower’s operations at or relating to the Collateral and (ii) any misrepresentation or inaccuracy in any representation or warranty made by a Note Party in any Note Document (collectively, the “Indemnified Matters”). Notwithstanding the foregoing, Borrower shall not have any liability hereunder to any Indemnitee with respect to any Indemnified Matter, to the extent such liability has resulted from the gross negligence or willful misconduct of such Indemnitee or any of its Affiliates, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. The Borrower and Guarantor jointly and severally agree to indemnify, hold harmless and defend the Agent and its respective Affiliates as set forth on Annex 2.
13.3.
Governing Law. This Note and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this Note and the transactions contemplated hereby and thereby shall be governed by the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the Laws of any jurisdiction other than the State of Delaware.
13.4.
Submission to Jurisdiction.
(a)
THE PARTIES HERETO FURTHER AGREE THAT ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS NOTE OR ANY DOCUMENT RELATING HERETO MAY BE BROUGHT ONLY IN A STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN TRAVIS COUNTY, TEXAS. Each party hereto agrees to commence any such action either in a state or federal court sitting in Travis County, Texas. Each party hereto further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth herein shall be effective service of process for any action in Texas with respect to any matters to which it has submitted to jurisdiction in this Section 13.4. Each Party hereto irrevocably and unconditionally waives any objection to the laying of venue of any action arising out of this Note or the transactions contemplated hereby in a state or federal court sitting in Travis County, Texas, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action brought in any such court has been brought in an inconvenient forum.
(b)
Nothing in this Section 13.4 shall affect the right of the Agent to (i) commence legal proceedings or otherwise sue any Note Party in any other court having jurisdiction over any Note Party or (ii) serve process upon any Note Party in any manner authorized by the laws of any such jurisdiction.
13.5.
INTEGRATION. THE MERGER AGREEMENT, THIS NOTE AND THE OTHER NOTE DOCUMENTS TO WHICH A NOTE PARTY IS A PARTY CONSTITUTE THE ENTIRE CONTRACT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDES ALL PREVIOUS AGREEMENTS AND UNDERSTANDINGS, ORAL OR WRITTEN, WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF.
13.6.
Successors and Assigns. This Note (or any interest hereunder) shall not be assigned or transferred by the Agent or any Noteholder to any Person without the prior written consent of the Borrower; provided that (i) the Agent may resign in accordance with Annex 1, and (ii) a Noteholder may assign its interest in this Note to a Qualified Affiliate of such Noteholder, another Noteholder or any Qualified Affiliate of another Noteholder; provided, further, that any assignment to an Affiliate shall be deemed to constitute a representation and warranty by the applicable assignee that such Person is a Qualified Affiliate and the Borrower shall be entitled to rely on such representation and warranty. The Borrower may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Agent and each Noteholder. This Note shall inure to the benefit of, and be binding upon, the Parties and their permitted assigns. The Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each assignment delivered to it by a Noteholder and a register for the recordation of the names and addresses of the Noteholders and the then outstanding Principal owed to each Noteholder pursuant to the terms hereof from time to time (the “Register”), which Register is intended to cause this Note to be treated as in registered form under Sections 5f.103-1(c) and 1.871-14(c)(1)(i) of the United States Treasury Regulations. The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agent and the Noteholders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Noteholder hereunder for all purposes of this Note, notwithstanding notice to the contrary. Any assignment or transfer of any interest in this Note shall be effective only upon appropriate entries with respect thereto being made in the Register together with a processing and recordation fee of $3,500 paid to the Agent by the parties to the assignment. The Register shall be available for inspection by the Borrower or any Noteholder at any reasonable time and from time to time upon reasonable prior notice. Any transfer of an interest in this Note to a Person that is a Non-Permitted Holder shall be null and void ab initio and shall not be given effect for any purpose hereunder. The Borrower and each Noteholder covenant and agree with the agreements set forth on Annex 3 attached hereto.
13.7.
Waiver of Notice. Each Note Party hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity, and diligence in taking any action to collect sums owing hereunder.
13.8.
Amendments and Waivers. No term of this Note may be waived, modified, or amended except by an instrument in writing signed by the Borrower, the Agent (to the extent any of its rights or obligations are waived, modified or amended) and the Required Noteholders. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given. Notwithstanding anything contained in this Section 13.8, no waiver, modification or amendment shall:
(a)
reduce the principal of, or rate of interest specified herein on, any Obligation, or other amounts payable hereunder or under any other Note Document, without the written consent of each Noteholder directly and adversely affected thereby;
(b)
postpone any date scheduled for any payment of principal of, or interest on, any Obligation, or any other amounts payable hereunder or under any other Note Document, or reduce the amount of, waive or excuse any such payment, without the written consent of each Noteholder directly and adversely affected thereby;
(c)
release any Note Party from its Obligations, including any Guaranteed Obligations, without the written consent of each Noteholder;
(d)
release the Parent Guaranty;
(e)
release all or substantially all of the Collateral from the Agent’s Liens without the written consent of each Noteholder;
(f)
change any provision in any Note Document in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Noteholder directly and adversely affected thereby;
(g)
change any provision of this Section without the written consent of each Noteholder; or

(h)
affect the rights or duties of the Agent under any Note Document without the written consent of the Agent.
13.9.
Agency Matters.
(a)
The Noteholders shall share the Collateral and the proceeds of such Collateral in accordance with their pro rata share of their then outstanding Principal, without priority of one over the other.
(b)
Each Noteholder hereby appoints the Agent, as the collateral agent and administrative agent, under this Note and the other Note Documents, and hereby authorizes the Agent to acquire, hold and enforce any and all liens on Collateral granted by the Note Parties to secure any of the Obligations and to take such actions on each of its behalf and to exercise such rights, powers, authorities and privileges under this Note and the other Note Documents as are expressly delegated to the Agent by the terms hereof and thereof. Each Noteholder (i) accepts the authorizations, appointments and acknowledgements and other actions taken by the Agent, on behalf of the Noteholders, in accordance with this Note and the other Note Documents, and (ii) authorizes and directs the Agent to execute, deliver and perform each of the Note Documents to which the Agent is or is intended to be a party (including any amendments, supplements, accession agreements, acknowledgements or similar documents thereto or thereunder). The provisions of this Section 13.9 are solely for the benefit of the Agent and the Noteholders, and none of the Note Parties shall have rights as a third-party beneficiary of any of such provisions. The rights, powers and obligations of the Agent are governed by the provisions set forth on Annex 1 hereto.
(c)
Enforcement of the Noteholders’ rights under any Note Document shall (a) with respect to any Collateral, be taken by the Agent at the direction of the Required Noteholders, and (b) with respect to all other rights under the Note Documents, be taken by the Agent at the direction of the Required Noteholders.
13.10.
Certain Tax Matters.
(a)
Any and all payments by or on account of any obligation of the Borrower hereunder may be subject to deduction or withholding to the extent required by applicable Law, and to the extent any amounts are deducted or withheld from any amounts payable to or with respect to a Noteholder under this Note and paid to the appropriate Governmental Authority, such deducted or withheld amounts shall be treated as if paid to such Noteholder for all purposes hereof; provided, however, that, if the Borrower or any of its Affiliates or the Agent determines that any such deduction or withholding is required, except in the case of any deduction or withholding required as a result of a Noteholder’s or a permitted transferee’s failure to deliver an Internal Revenue Service Form W-9 or applicable Internal Revenue Service Form W-8 in accordance with this Section 13.10(a) establishing an exemption from withholding, then the Borrower or the Agent, as applicable, shall use commercially reasonable efforts to (x) notify the Noteholder that such deduction or withholding is intended at least five (5) Business Days prior to the applicable payment date and (y) cooperate with the Noteholder to obtain any available exemption from, or reduction in the amount of, such deduction or withholding. Each of the Noteholders (and any permitted transferee thereof) will provide to the Borrower (i) a properly completed and duly executed Internal Revenue Service Form W-9 certifying that the Noteholder or such permitted transferee, as applicable, is not subject to backup withholding, or (ii) an applicable properly completed and duly executed Internal Revenue Service Form W-8, on or before the first date on which any amount is paid to or with respect to the Noteholder or such permitted transferee, as applicable, under this Note, and the Noteholder or its permitted transferee, as applicable, will provide a revised version of such form when materially obsolete or inaccurate.

(b)
Each of the Parties acknowledges and agrees that, for U.S. federal income tax purposes (and applicable state and local tax purposes): (i) this Note is intended to be treated as indebtedness and (ii) all adjustments to the Principal pursuant to Section 3.3 are, except to the extent properly treated as interest or original issue discount, intended to be treated as an adjustment to the Closing Adjusted Merger Consideration payable pursuant to the Merger Agreement. The Parties shall (and shall cause their respective Affiliates to) file their applicable Tax Returns consistent with, and take no position for Tax purposes (whether in Tax Proceedings, on Tax Returns or otherwise) inconsistent with, such treatment, unless a contrary position is required by a “determination” within the meaning of Section 1313(a) of the Code.
13.11.
Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand, or limit any of the terms or provisions hereof.
13.12.
No Waiver; Cumulative Remedies. No failure to exercise, and no delay in exercising on the part of the Noteholder, of any right, remedy, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.
13.13.
Effectiveness. This Note shall be issued and become effective upon being fully executed and delivered to all parties hereto on the Closing Date in accordance with the provisions set forth in the Merger Agreement.
13.14.
Electronic Execution. The words “execution,” “signed,” “signature,” and words of similar import in the Note shall be deemed to include electronic or digital signatures or electronic records, each of which shall be of the same effect, validity, and enforceability as manually executed signatures or a paper-based record-keeping system, as the case may be, to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 U.S.C. §§ 7001 to 7031), the Uniform Electronic Transactions Act (UETA), or any state law based on the UETA, including the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301 to 309).
13.15.
Severability. If any term or provision of this Note is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the Parties shall negotiate in good faith to modify this Note so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.
13.16.
Noteholders. Each Person listed on Schedule 1 hereto, to the extent not signatory hereto, by its acceptance of the benefits hereunder, shall be deemed to have accepted and agreed to be bound by the terms and conditions of this Note.

[signature page follows]

IN WITNESS WHEREOF, each Note Party has executed this Note as of the date first written above.

BORROWER:

ATLAS SAND COMPANY, LLC,
a Delaware limited liability company

By	/s/ John Turner
Name:	John Turner
Title:	President and Chief Financial Officer

GUARANTOR:

HI-CRUSH PERMIAN SAND LLC,
a Delaware limited liability company

By	/s/ John Turner
Name:	John Turner
Title:	President and Chief Financial Officer

Signature Page to Secured Seller Note

By its acceptance of this Note, the Agent and each Noteholder acknowledges and agrees to be bound by the provisions hereof, as applicable.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Agent

By	/s/ James A. Hanley
Name:	James A. Hanley
Title:	Senior Vice President

Signature Page to Secured Seller Note

NOTEHOLDER:

Clearlake Capital Partners V Finance, L.P.

By	/s/ Fred Ebrahemi
Name:	Fred Ebrahemi
Title:	General Counsel

Signature Page to Secured Seller Note

WHITEBOX RELATIVE VALUE PARTNERS, LP
a Cayman Islands Limited Partnership

By	/s/ Andrew Thau
Name:	Andrew Thau
Title:	Managing Director

WHITEBOX MULTI-STRATEGY PARTNERS, LP
a Cayman Islands Limited Partnership

By	/s/ Andrew Thau
Name:	Andrew Thau
Title:	Managing Director

PANDORA SELECT PARTNERS, LP
a Cayman Islands Limited Partnership

By	/s/ Andrew Thau
Name:	Andrew Thau
Title:	Managing Director

WHITEBOX CREDIT PARTNERS, LP
a Cayman Islands Limited Partnership

By	/s/ Andrew Thau
Name:	Andrew Thau
Title:	Managing Director

WHITEBOX GT FUND, LP
a Delaware Limited Partnership

By	/s/ Andrew Thau
Name:	Andrew Thau
Title:	Managing Director

Signature Page to Secured Seller Note

NOTEHOLDER:

ABBOT LABORATORIES ANNUITY RETIREMENT TRUST;

ABBOT-ABBVIE MULTIPLE EMPLOYER PENSION PLAN TRUST;

DUNHAM HIGH YIELD BOND FUND;

MARYLAND STATE RETIREMENT AND PENSION SYSTEM;

PUBLIC EMPLOYEES’ RETIREMENT ASSOCIATION OF NEW MEXICO;

PINEBRIDGE GLOBAL OPPORTUNISTIC DM CREDIT FUND LP;

SUNAMERICA SERIES TRUST – HIGH YIELD BOND PORTFOLIO;

STANDARD INSURANCE COMPANY;

TRANSAMERICA UNCONSTRAINED BOND;

PINEBRIDGE GLOBAL MULTI-STRATEGY HIGH YIELD BOND FUND; AND

VALIC COMPANY II – CORE BOND FUND

BY: PINEBRIDGE INVESTMENTS LLC

By	/s/ John Yovanovic
Name:	John Yovanovic
Title (if applicable): Managing Director and Head of High Yield Portfolio Management
Date:

Signature Page to Secured Seller Note

NOTEHOLDER:

Touchstone Strategic Trust – Touchstone Strategic Income Opportunities Fund

(Entity name if applicable)

By	/s/ Terrie A. Wiedenheft
Name:	Terrie A. Wiedenheft
Title (if applicable): Treasurer and Controller
Date:

Signature Page to Secured Seller Note

NOTEHOLDER:

(Entity name if applicable)

By	/s/ Andrew J. Super
Name:	Andrew J. Super
Title (if applicable):
Date:	3/4/2024

Signature Page to Secured Seller Note

NOTEHOLDER:

(Entity name if applicable)

By	/s/ Brian McConn
Name:	Brian McConn
Title (if applicable):
Date:	March 1, 2024

Signature Page to Secured Seller Note

NOTEHOLDER:

(Entity name if applicable)

By	/s/ Clee Heston
Name:	Clee Heston
Title (if applicable): CAO
Date:	3/4/2024

Signature Page to Secured Seller Note

NOTEHOLDER:

(Entity name if applicable)

By	/s/ Cas Eichenseer
Name:	Cas Eichenseer
Title (if applicable):
Date:	3/1/2024

Signature Page to Secured Seller Note

NOTEHOLDER:

(Entity name if applicable)

By	/s/ Chris Albaugh
Name:	Chris Albaugh
Title (if applicable):
Date:	3/1/2024

Signature Page to Secured Seller Note

NOTEHOLDER:

(Entity name if applicable)

By	/s/ Dave Harger
Name:	Dave Harger
Title (if applicable):
Date:	3/1/2024

Signature Page to Secured Seller Note

NOTEHOLDER:

(Entity name if applicable)

By	/s/ David Banks
Name:	David Banks
Title (if applicable):
Date:	3/1/2024

Signature Page to Secured Seller Note

NOTEHOLDER:

(Entity name if applicable)

By	/s/ E. Dirk Hallen
Name:	E. Dirk Hallen
Title (if applicable):
Date:	3/1/2024

Signature Page to Secured Seller Note

NOTEHOLDER:

(Entity name if applicable)

By	/s/ James Laxson
Name:	James Laxson
Title (if applicable):
Date:	3/1/2024

Signature Page to Secured Seller Note

NOTEHOLDER:

(Entity name if applicable)

By	/s/ Jami Kabus
Name:	Jami Kabus
Title (if applicable):
Date:	3/1/2024

Signature Page to Secured Seller Note

NOTEHOLDER:

(Entity name if applicable)

By	/s/ JP Srock
Name:	JP Srock
Title (if applicable):
Date:	3/1/2024

Signature Page to Secured Seller Note

NOTEHOLDER:

(Entity name if applicable)

By	/s/ Luke Hayden
Name:	Luke Hayden
Title (if applicable):
Date:	3/1/2024

Signature Page to Secured Seller Note

NOTEHOLDER:

(Entity name if applicable)

By	/s/ Matt Corcoran
Name:	Matt Corcoran
Title (if applicable):
Date:	2/29/2024

Signature Page to Secured Seller Note

NOTEHOLDER:

(Entity name if applicable)

By	/s/ Mike Hahn
Name:	Mike Hahn
Title (if applicable):
Date:	3/1/2024

Signature Page to Secured Seller Note

NOTEHOLDER:

(Entity name if applicable)

By	/s/ Mike Mesrobian
Name:	Mike Mesrobian
Title (if applicable):
Date:	3/1/2024

Signature Page to Secured Seller Note

NOTEHOLDER:

(Entity name if applicable)

By	/s/ Robin Copley
Name:	Robin Copley
Title (if applicable):
Date:	3/1/2024

Signature Page to Secured Seller Note

NOTEHOLDER:

(Entity name if applicable)

By	/s/ Stephen White
Name:	Stephen White
Title (if applicable):
Date:	2/29/2024

Signature Page to Secured Seller Note

NOTEHOLDER:

(Entity name if applicable)

By	/s/ Tim Lambrecht
Name:	Tim Lambrecht
Title (if applicable):
Date:	2/29/2024

Signature Page to Secured Seller Note

NOTEHOLDER:

(Entity name if applicable)

By	/s/ Tom Wilkie
Name:	Tom Wilkie
Title (if applicable):
Date:	3/1/2024

Signature Page to Secured Seller Note

NOTEHOLDER:

(Entity name if applicable)

By	/s/ Travis Frakes
Name:	Travis Frakes
Title (if applicable):
Date:	3/1/2024

Signature Page to Secured Seller Note

NOTEHOLDER:

(Entity name if applicable)

By	/s/ William Barker
Name:	William Barker
Title (if applicable):
Date:	2/29/2024

Signature Page to Secured Seller Note

Schedule 1

Noteholders

Annex 1

Agency Provisions

1.
Appointment and Authorization of the Agent.
1.
Each Noteholder hereby irrevocably appoints U.S. Bank Trust Company, National Association, as the administrative agent and the collateral agent under the Note Documents as provided in Section 13.9 of this Note.
2.
Each Noteholder hereby agrees, that, except as otherwise set forth in this Note, any action taken by the Required Noteholders (or the Agent, at the direction of the Required Noteholders) in accordance with the provisions of this Note or the Note Documents, and the exercise by the Required Noteholders (or the Agent, at the direction of the Required Noteholders) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Noteholders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Note Documents in accordance with the direction of the Required Noteholders, and such direction and any action taken or failure to act pursuant thereto shall be binding upon all Noteholders and all future holders of this Note.
3.
The Agent shall have no obligation whatsoever to the Noteholders or to any other Person to assure that the Collateral exists or is owned by the Borrower or any Note Party or is cared for, protected or insured or that the Liens granted to the Agent pursuant to any Note Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Agent in this Annex or in the Note Documents. The Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence or collectability of the Collateral, the existence, priority or perfection of the Agent’s Lien thereon, or any certificate prepared by the Borrower or any Note Party in connection therewith, nor shall the Agent be responsible or liable to the Noteholders for any failure to monitor or maintain any portion of the Collateral, Liens therein or financing statements filed in connection therewith. The Agent shall not be under any liability for interest on any funds received by the Agent under any Note Document.
4.
The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Note or any other Note Document a fiduciary relationship in respect of any Noteholder; and nothing in this Note or in any other Note Document, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Note or any other Note Document except as expressly set forth herein or therein. Each Noteholder acknowledges, agrees and accepts the terms and conditions of each Note Document, and authorizes and instructs the Agent to execute and perform its obligations, as applicable. No provision of this Note or the Note Documents shall require the Agent to advance, expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers contemplated hereunder.

5.
The Agent shall be entitled to rely upon, and shall be fully protected in relying upon (and shall not be liable for so relying upon), any communication, request, instrument, note, consent, affidavit, letter, writing, resolution, notice, statement, certificate, e-mail or other electronic message, order, internet or intranet website posting, or other document (or writing), conversation or telephone message signed, sent or made (or authenticated) by (or, in the case of a conversation, with) any Person that the Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Note and any other Note Documents and its duties hereunder and thereunder, upon advice of legal counsel, independent accountants and other experts and professional advisors selected by the Agent.
2.
Indemnification of Agent by the Noteholders. (a)To the extent the Agent Indemnified Parties (such term is used herein as defined on Annex 2) are not reimbursed and indemnified by the Note Parties in accordance with the terms of this Note or any of the Note Documents, the Noteholders will reimburse and indemnify the Agent Indemnified Parties for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred at any time by the Agent or any of the Agent Indemnified Parties in performing the Agent’s duties under any other Note Documents or in any way relating to or arising out of this Note; provided that no Noteholder shall be liable to any of the Agent Indemnified Parties for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent Indemnified Party’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). In the case of any investigation, litigation or proceeding giving rise to any Indemnified Matters (as defined herein), this Section applies whether any such investigation, litigation or proceeding is brought by any Noteholder or any other Person.

(b) Without limitation of the foregoing, each Noteholder shall reimburse the Agent, as applicable, upon demand for any costs or out-of-pocket expenses (including attorneys’ fees, costs and expenses) incurred by the Agent, as applicable, in connection with the preparation, execution, delivery, administration, modification, amendment, forbearance or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under any Note Documents, or any document contemplated by or referred to herein or in any Note Document, or in connection with any transaction contemplated hereunder, or in connection with any action taken or omitted to be taken by Agent or any of the Agent Indemnified Parties, as applicable, under or in connection with any of the foregoing including without limitation, exercising any of the Agent’s powers, rights, and remedies and performing its duties hereunder and thereunder (or omitting to do the same), in each case, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Borrower or the Guarantor, provided that such reimbursement by the Noteholders shall not affect the Borrower’s or the Guarantor’s continuing reimbursement obligations with respect thereto, provided further that the failure of any Noteholder to indemnify or reimburse the Agent shall not relieve any other Noteholder of its obligation in respect thereof. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The Noteholders hereby, jointly and severally, agree to pay all fees and reasonable and documented out-of-pocket costs and expenses of the Agent in connection with the preparation, execution, delivery and administration of this Note and the other Note Documents, including without limitation, reasonable fees and expenses of legal counsel for the Agent, in each case to the extent incurred on or prior to the date of this Note. This Section 2(b) shall be subject to the Legal Expenses Limitation.

3.
Resignation or Removal of Agent. The Agent may resign from the performance of all its functions and duties hereunder or under the other Note Documents at any time by giving 10 Business Days’ prior written notice to the Noteholders and the Borrower. If the Agent is in material breach of its obligations hereunder as Agent, then the Agent may be removed as the Agent at the reasonable request of the Required Noteholders. Upon any such notice of resignation by, or notice of removal of, the Agent, the Borrower and the Required Noteholders shall appoint a successor Agent hereunder. After the resignation or removal of the Agent hereunder, the provisions of Annex 1 and Annex 2 shall continue in effect for the benefit of the Agent and its successor, its sub-agents and its Agent Indemnified Parties in respect of any actions taken or omitted to be taken by any of them while acting as the administrative agent and collateral agent hereunder.
4.
Notice of Event of Default. The Agent shall have no obligation to any Noteholder or any other Person to ascertain or inquire into the existence of any Event of Default, the observance or performance by any obligor of any terms of this Note or any of the Note Documents, or the satisfaction of any conditions precedent contained in this Note or in any of the Note Documents. The Agent shall not be deemed to have knowledge of any default or Event of Default unless and until written notice describing such default or Event of Default is given to the Agent by the Borrower or any Noteholder and expressly stating that such notice is a “notice of default.”
5.
Applicable Laws. In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering (collectively, “Applicable Laws”), the Agent is required to obtain, verify and record certain information relating to individuals and entities which maintain a business relationship with the Agent. Accordingly, each of the parties agree to provide to the Agent upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Agent to comply with Applicable Laws or which the Agent may reasonably request in connection with the performance by the Agent of its duties under any of the Note Documents.
6.
Force Majeure. The Agent shall not be liable or responsible for delays or failures in the performance of its obligations hereunder arising out of or caused, directly or indirectly, by circumstances beyond its control (such acts include but are not limited to acts of God, pandemics, epidemics, strikes, lockouts, riots, acts of war and interruptions, losses or malfunctions of utilities, computer (hardware or software) or communications services); it being understood that the Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

Annex 2

Expenses and Indemnity of the Agent

The parties to this Note covenant and agree as follows:

1.
Expenses. Borrower and each of the other Note Parties hereby, jointly and severally, agrees to pay (a) on demand in the case of clauses (i) and (v) below and (b) within ten (10) days of written demand in the case of clauses (ii), (iii) and (iv) below: (i) all fees and reasonable and documented out-of-pocket costs and expenses of the Agent in connection with the administration of this Note and the other Note Documents after the date of this Note and the preparation, execution and delivery of any and all amendments, modifications, supplements, waivers, consent and ratifications to this Note or any other Note Document, including without limitation, reasonable fees and expenses of legal counsel for the Agent, (ii) all reasonable and documented out-of-pocket costs and expenses of the Agent in connection with any Event of Default and the enforcement of this Note or any other Note Document, including, without limitation, court costs and the fees and expenses of legal counsel or advisors for the Agent; (iii) all transfer, stamp, intangible, court or documentary, or other similar taxes, assessments, or charges levied by any Governmental Authority in respect of this Note or any of the other Note Documents; (iv) all reasonable and documented out-of-pocket costs, expenses, assessments, and other charges incurred in connection with any filing, registration, recording, or perfection of any Lien contemplated by this Note or any other Note Document; and (v) all other documented out-of-pocket costs and expenses incurred by the Agent in connection with the enforcement or protection of its rights under this Note or any other Note Document, any workout or restructuring (including the negotiations thereof), any litigation, dispute, suit, proceeding or action, the enforcement of its rights and remedies, and the protection of its interests in bankruptcy, insolvency or other legal proceedings, including, without limitation, all costs, expenses, and other charges incurred in connection with examining, appraising, selling, liquidating, or otherwise disposing of the Collateral or other assets of the Note Parties. Any amount to be paid under this Section which is not paid when due shall bear interest, to the extent not prohibited by and not in violation of applicable Law, from the due date until paid at a rate per annum equal to the Default Rate. This Section 1 shall be subject to the Legal Expenses Limitation.
2.
INDEMNIFICATION. Borrower and the other Note Parties shall, jointly and severally, indemnify the Agent and its Affiliates and the directors, officers, employees, agents, managers, advisors and representatives of the Agent and its Affiliates (each, an “Agent Indemnified Party” and collectively, the “Agent Indemnified Parties”) from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, penalties, judgments, disbursements, costs, and expenses (including reasonable attorneys’ fees) to which any of them may become subject which directly or indirectly arise from or relate to (a) the negotiation, execution, delivery, performance, administration, or enforcement of any of the Note Documents, (b) any of the transactions contemplated by the Note Documents, (c) any breach by any Note Party of any representation, warranty, covenant, or other agreement contained in any of the Note Documents, (d) the presence, release, threatened release, disposal, removal, or cleanup of any hazardous material located on, about, within, or affecting the Collateral or assets of any Note Party or any of their subsidiaries, or (e) any investigation, litigation, or other proceeding, including, without limitation, any threatened or prospective investigation, litigation, or other proceeding, relating to any of the foregoing, whether brought by a Noteholder, a third party or by Borrower or any other Note Party. WITHOUT LIMITING ANY PROVISION OF THIS NOTE OR OF ANY OTHER NOTE DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH OF THE AGENT INDEMNIFIED PARTIES SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS’ FEES) ARISING OUT OF OR RESULTING FROM THE SOLE, CONTRIBUTORY, COMPARATIVE, CONCURRENT OR ORDINARY NEGLIGENCE OF SUCH AGENT INDEMNIFIED PARTY; provided that such indemnity shall not, as to any Agent Indemnified Party, be available to the extent such losses, liabilities, claims, damages, penalties, judgments, disbursements, costs and expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Agent Indemnified Party. Any amount to be paid under this Section shall be a demand obligation owing by Borrower and the other Note Parties and if not paid within ten (10) days of demand shall bear interest, to the extent not prohibited by and not in violation of applicable Law, from the date of expenditure until paid at a rate per annum equal to the Default Rate. This Section 2 shall be subject to the Legal Expenses Limitation.
3.
Schedule 1. The Agent shall not be liable for the Noteholder information listed on Schedule 1 attached to this Note and makes no representation or warranty with respect to any of the Noteholder information listed on Schedule 1 attached to this Note. The Agent shall be fully protected in relying on the Noteholder information listed on Schedule 1 which has been prepared by the Borrower and for which the Borrower represents and warrants is true, correct and accurate in all respects. The Agent shall have no liability for the failure or omission of any Noteholder to execute this Note or any other Note Document.
4.
Survival. The Borrower and Guarantor’s obligations under this Annex 2 shall survive the termination of this Note, the payment in full of the Obligations and the resignation or removal of the Agent (or any assignment).

Annex 3

ERISA Restrictions; Non-Permitted Holders.

No transfer or exchange of an interest in this Note will be permitted to a Benefit Plan Investor, other than an ERISA Permitted Investor, and any such transfer will be null and void.

If any Non-Permitted Holder shall become the beneficial owner of an interest in this Note, the Borrower shall, promptly after discovery that such person is a Non-Permitted Holder by the Borrower, send notice to such Non-Permitted Holder demanding that such Non-Permitted Holder transfer its interest in this Note held by such person to a Person that is not a Non-Permitted Holder within 10 days of the date of such notice. If such Non-Permitted Holder fails to so transfer such interest in this Note, the Borrower shall have the right, without further notice to the Non-Permitted Holder, to sell such interest in this Note to a purchaser selected by the Borrower that is not a Non-Permitted Holder on such terms as the Borrower may choose. The Borrower may select the purchaser by soliciting one or more bids from one or more brokers or other market professionals that regularly deal in securities similar to this Note, and selling such interest in this Note to the highest such bidder. However, the Borrower may select a purchaser by any other means determined by it in its sole discretion. Each Noteholder, the Non-Permitted Holder and each other Person in the chain of title from a Noteholder to a Non-Permitted Holder, by its acceptance of an interest in this Note, agrees to cooperate with the Borrower and the Agent to effect such transfer. The proceeds of such sale, net of any commissions, expenses and taxes due in connection with such sale, shall be remitted to the Non-Permitted Holder. The terms and conditions of any sale under this subsection shall be determined in the sole discretion of the Borrower, and the Borrower shall not be liable to any Person having an interest in this Note sold as a result of any such sale or the exercise of such discretion.